MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST

NEW JERSEY MUNICIPAL BOND FUND

SERIES #5

FILE # 811-4375

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
9/22/2005	Puerto Rico Highway 5% 7/1/45	660,000	1,499,910,000	Citigroup Lehman Brothers UBS Financial Banc of America Goldman Sachs JP Morgan Merrill Lynch Morgan Stanley Raymond James Ramirez & Co. Wachovia
10/13/2005	NJ Transportation Trust 5.00% 6/15/19,20	1,880,000	953,020,000

JP Morgan

Bear Stearns

Citigroup Global

Goldman Sachs

Merrill Lynch

Morgan Stanley

UBS Financial Services

Advest Inc

Banc of America

NW Capital

Piper jaffray

Popular Securities

Powell Capital Markets

Ramirez & Co

RBC Dain Rauscher

Siebert Brandford

Sterne Agee & Leach

Wachovia Bank

9/22/2005	NJ Economic Development Authority 5.25% 3/1/23	1,590,000	750,000,000	RBC Dain Rauscher Banc of America Morgan Stanley PNC Capital Markets Wachovia Bank Advest Inc Jackson Securities Loop Capital Popular Securities Powell Capital Markets Ramirez & Co Siebert Brandford